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                                                                     EXHIBIT 3.1


                            AMENDED AND RESTATED

                          ARTICLES OF INCORPORATION

                                     OF

                           VISION TWENTY-ONE, INC.

         Vision Twenty-One, Inc., a corporation organized and existing under the General Corporation Law of the State of Florida (the "Corporation"), does hereby certify:

         I. The Corporation pursuant to the provisions of Section 607.1007 of the Florida Business Corporation Act (the "Act"), hereby adopts these Amended and Restated Articles of Incorporation which accurately restate and integrate the original Articles of Incorporation filed on May 9, 1996 and all amendments thereto that are in effect to date as permitted by Section 607.1007 of the Florida Statutes.

         II. Each amendment made by these Amended and Restated Articles of Incorporation (the "Restated Articles") has been effected in conformity with the provisions of the Act, and the Restated Articles and each amendment thereto were duly approved and adopted by the Corporation by written consent of the Corporation's Board of Directors dated May 30, 1997.

             III. The original Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the Restated Articles which are as follows:

             1. NAME. The name of the corporation is VISION TWENTY-ONE, INC. (the "Corporation").

             2. CORPORATE ADDRESS AND REGISTERED OFFICE AND AGENT. The principal office of the Corporation is located at 7209 Bryan Dairy Road, Largo, Florida 34647. The address of the Corporation's registered office in the State of Florida is 101 East Kennedy Boulevard, Suite 2800, Post Office Box 172609, Tampa, Florida 33672-0609. The name of its registered agent at such address is Darrell C. Smith.

             3. PURPOSE. The nature of the business and the purpose for which the Corporation is formed are to engage in any lawful act or activity for which a corporation may be organized under the Act.

             4. AUTHORIZED SHARES. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is Sixty Million (60,000,000) shares, consisting of (i) Fifty Million (50,000,000) shares of common stock, $.001 value per share (the "Common Stock"), and (ii) Ten Million (10,000,000) shares of preferred stock, $.001 value per share (the "Preferred Stock"). The designation, powers, preferences and relative participating, optional or other special rights and the qualifications, limitations and restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

                  A. COMMON STOCK. Each holder of record of shares of Common Stock shall be entitled to vote at all meetings of the stockholders and shall have one vote for each share held by him of record. Subject to the prior rights of the holders of all



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         classes or series of stock at the time outstanding having prior rights as to dividends, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation (the "Board of Directors"), out of the assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                  B. PREFERRED STOCK. The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. Subject to the terms contained in any designation of a series of Preferred Stock and to limitations prescribed by law, the Board of Directors is expressly authorized, at any time and from time to time, to fix by resolution the designation and relative powers, preferences and rights and the qualifications and limitations thereof relating to the shares of each such class or series. The authority of the Board of Directors with respect to the provisions for shares of any class of Preferred Stock or any series of any class of Preferred Stock shall include, but not be limited to, the following:

                         (1) the designation of such class or series, the number of shares to constitute such class or series which may be increased or decreased (but not below the number of shares of that class or series then outstanding) by resolution of the Board of Directors, and the stated value thereof if different from the par value thereof;

                         (2) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

                         (3)    the dividends, if any, payable on such
              class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;

                         (4) whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

                         (5)    the amount or amounts payable upon, and
              the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

                         (6) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;



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                         (7)    whether the shares of such class or series
              shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any other securities or cash or other property and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                         (8) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of the same class;

                         (9)    the conditions or restrictions, if any,
              upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;

                        (10) the ranking (be it pari passu, junior or senior) of each class or series vis-a-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

                        (11) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of these Articles of Incorporation, to the full extent permitted in accordance with the laws of the State of Florida.

         The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

              5. NAME AND MAILING ADDRESS OF INCORPORATOR. The name and mailing address of the incorporator is Darrell C. Smith, Shumaker, Loop & Kendrick, 101 East Kennedy Boulevard, Suite 2800, Post Office Box 172609, Tampa, Florida 33672-0609.

              6. NAMES AND MAILING ADDRESSES OF DIRECTORS. The names of the persons who are to serve as directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualify are as follows:

                  Ted Gillette                       Richard Sanchez
                  Vision 21, Inc.                    Vision 21, Inc.
                  7209 Bryan Dairy Road              7209 Bryan Dairy Road
                  Largo, Florida 34647               Largo, Florida 34647




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                 7.        MANAGEMENT OF THE CORPORATION.  The business and
affairs of the Corporation shall be managed by or under the direction of a Board of Directors comprised as follows:

                           A. NUMBER, CLASS AND TERM. The number of directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office but such number shall in no event be less than two nor more than fifteen. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the first annual meeting of stockholders, the Class I director or directors shall be elected for a one-year term, the Class II director or directors shall be elected for a two-year term and the Class III director or directors shall be elected for a three-year term. At each succeeding annual meeting of stockholders successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

                           B. VACANCIES. Subject to the rights of holders of any series of Preferred Stock then outstanding, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

                           C. REMOVAL. Subject to the rights of holders of any series of Preferred Stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, but only for cause by an affirmative vote of the holders of a majority of the then outstanding shares of voting stock.

                           D. RIGHTS OF PREFERRED STOCK. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section 7 unless expressly provided by such terms.

                           E. BALLOT. Election of directors need not be by ballot unless the By-Laws so provide.




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                           F.   POWERS.  In addition to the powers and
         authorities hereinabove or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the laws of the State of Florida, these Articles of Incorporation and any By-Laws from time to time made by the stockholders; provided, however, that no By-Law so made shall invalidate any prior act of the directors which would have been valid if such By-Law had not been made.

                           G. BY-LAWS. Except to the extent prohibited by law, the Board of Directors shall have the power to make, alter, amend, change, add to or repeal the By-Laws of the Corporation and to establish the rights, powers and procedures that from time to time shall govern the Board of Directors and each of its members and that from time to time shall affect the Board of Directors' powers to manage the business and affairs of the Corporation, and no By-Law shall be adopted by the stockholders of the Corporation which shall impair or impede the implementation of the foregoing.

                 8. STOCKHOLDER MEETINGS. Except as otherwise provided by law, at any annual or special meeting of stockholders only such business shall be conducted as shall have been properly brought before the meeting. Except as otherwise provided in this Section 8, in order to be properly brought before the meeting, such business must have either been: (A) specified in written notice of the meeting (or any supplement thereto) given to the stockholders of record on the record date for such meeting by or at the direction of the Board of Directors; (B) brought before the meeting at the direction of the Chief Executive Officer, the President of the Corporation or the Board of Directors; or (C) specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting entitled to vote thereat or duly authorized proxy for such stockholder, in accordance with all of the following requirements. A notice referred to in clause (C) of the preceding sentence must be delivered personally to, or mailed to and received at, the principal executive office of the Corporation, addressed to the attention of the secretary, not less than 45 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 55 days' notice or prior public disclosure of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual or special meeting was mailed or such public disclosure was made, whichever first occurs. Such notice referred to in clause (C) of the first sentence of this Section 8 shall set forth: (i) a description of each such item of business proposed to be brought before the meeting and the reasons for conducting such business at such meeting; (ii) the name and address of the person proposing to bring such business before the meeting; (iii) the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if such date has then been made publicly available) and as of the date of such notice; (iv) if any item of such business involves a nomination for Director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor thereto, and the written consent of each such nominee to serve if elected; (v) any material interest of the stockholder in such item of business; and (vi) all other information that would be required to be filed with the Commission if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act or any successor thereto. No business shall be brought before any meeting of stockholders of the Corporation otherwise than as provided in this Section 8. The Board of Directors may require a proposed nominee for Director to furnish such other information as may be required to be set forth in a stockholder's notice




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of nomination which pertains to the nominee or which may be reasonably required to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. The Chairman of the meeting may, if the facts warrant, determine that a nomination or stockholder proposal was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination or proposal shall be disregarded.

                 9. LIABILITY FOR MONETARY DAMAGES. No director of the Corporation shall be personally liable to the Corporation or any other person for monetary damages for any statement, vote, decision or failure to act regarding corporate management or policy by such director as a director, except for liability under the Act and other applicable law. If the Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act as so amended.

                10. INDEMNIFICATION. The Corporation shall, to the full extent permitted by Florida law, indemnify any person who is or was a director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                11. CHANGES. Notwithstanding any other provisions contained in these Articles of Incorporation or in the By-Laws of the Corporation, the affirmative vote of the holders of at least eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of the voting stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, Sections 7, 8, 9, 10 and 11 of these Articles of Incorporation.

                  IN WITNESS WHEREOF, the undersigned President has executed these Amended and Restated Articles of Incorporation this 2nd day of June, 1997.


                                                /s/ Theodore N. Gillette
                                                --------------------------------
                                                Theodore N. Gillette, President




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